Exhibit 10.46

MGE ENERGY, INC.

RESTRICTED STOCK AWARD AGREEMENT –

DIRECTOR

MGE Energy, Inc., a Wisconsin corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Restricted Stock Award (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached an Award consisting of Shares of Restricted Stock (each a “Share”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the MGE Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”) the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or this Agreement shall be determined by the Administrator.  All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in this Agreement, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or this Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in this Agreement.

3.The Award and Restrictions.

3.1Grant of Shares.  On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the number of Shares of Restricted Stock set forth in the Grant Notice, subject to adjustment as provided in Section 10.  Each Share of Restricted Stock represents a grant of one (1) share of Common Stock, subject to the terms of this Agreement.

3.2Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Vesting Period, the Shares of Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant.  Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Shares of Restricted Stock or the rights relating thereto during the Vesting Period shall be wholly ineffective and, if any such attempt is made, the Shares of Restricted Stock will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

4.Vesting of Shares.

4.1Generally. Shares of Restricted Stock acquired pursuant to this Agreement shall be subject to a substantial risk of forfeiture until the Vesting Period ends, as provided in the Grant Notice.

4.2Death or Disability. If the Participant’s service with the Company is terminated due to the Participant’s death or Disability, the Participant’s Shares of Restricted Stock shall continue to vest in accordance with the Vesting Period set forth in the Grant Notice, as if the Participant had continued to provide service to the Company following such death or Disability through the applicable Vesting Period; provided, however, that the Participant remains subject to a Disability through the end of the Vesting Period.

4.3End of Board Service. If the Participant’s service to the Company as a member of its Board ends, the Participant shall cease to vest in any Shares of Restricted Stock, unless the Board authorizes continued vesting similar to Section 4.2 above.

5.Forfeiture.

In the event that the Participant incurs a Termination of Service for any reason or no reason (other than as described in Section 4.2 or 4.3), with or without Cause, the Participant shall forfeit, and the Company shall automatically reacquire, all Shares of Restricted Stock which are not, as of the time of such termination, vested Shares of Restricted Stock (“Unvested Shares”), and the Participant shall not be entitled to any payment therefor.

6.Rights as Shareholder; Dividends.

6.1The Participant shall be the record owner of the Shares of Restricted Stock until such Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a Company shareholder including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid, and shall be withheld by the Company for the Participant’s account until the end of the Vesting Period, and the Company shall pay such accumulated dividends in cash to the Participant within thirty (30) days following the end of the Vesting Period. The company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company's transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares of Restricted Stock vest.

6.2The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares of Restricted Stock vest.

6.3If the Participant forfeits any rights he, she, or it has under this Agreement in accordance with this Section 6, the Participant shall, on the date of such forfeiture, no longer have any rights as a Company shareholder with respect to the Shares of Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

7.Section 83(b) Election

The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Shares of Restricted Stock.  Any such election must be made within thirty (30) days after the Grant Date.  If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service.  The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election. A copy of the form Section 83(b) Election is attached hereto.

8.Tax Withholding.

The Participant is a member of the Company’s Board and is not an employee of the Company. Accordingly, the Company shall have no obligation to withhold any taxes with respect to any payments made under this Agreement. The Participant shall be liable for any and all taxes due arising out of Shares issued or payments made under this Agreement.

9.Effect of Change in Control.

In the event of a Change in Control, the Award shall be subject to Section 12.3 of the Plan.

10.Adjustments for Changes in Capital Structure.

The Award shall be subject to and treated as set forth in Section 12.1 of the Plan.

11.Rights as a Shareholder or Director; Status.

11.1Other than as provided in Section 6.1 of this Agreement, the Participant shall have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11.2Nothing in this Agreement shall confer upon the Participant any right to continue as a member of the Company’s Board.

12.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13.Miscellaneous Provisions.

13.1Termination or Amendment.  The Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Code Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

13.2Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.3Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.4Delivery of Documents and Notices.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or an Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.  Any and all such documents and notices may be electronically signed.

(a)Consent to Electronic Delivery and Signature.  The Participant acknowledges that the Participant has read Section 13.44 of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.44.  The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.

13.5Integrated Agreement.  The Grant Notice, this Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.6Applicable Law.  This Agreement shall be governed by the laws of the State of Wisconsin as such laws are applied to agreements between Wisconsin residents entered into and to be performed entirely within the State of Wisconsin.

13.7Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.